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                             PRINCIPAL SUBSIDIARIES


                                                        Jurisdiction in Which
Name of Subsidiary                                    Organized or Incorporated
CONSOLIDATED SUBSIDIARIES
Kennametal Australia Pty. Ltd.                           Australia
Kennametal Foreign Sales Corporation                     Barbados
Kennametal Ltd.                                          Canada
Kennametal (China) Limited                               China
Kennametal (Shanghai) Ltd.                               China
Shanxi-Kennametal Mining Cutting Systems
   Manufacturing Company Limited                         China
Xuzhou-Kennametal Mining Cutting Systems
   Manufacturing Company Limited                         China
Kennametal Hertel Limited                                England
Kennametal Hertel AG                                     Germany
Kennametal Hardpoint H.K. Ltd.                           Hong Kong
Kobe Kennametal K.K.                                     Japan
Kennametal Hertel (Malaysia) Sdn. Bhd.                   Malaysia
Kennametal de Mexico, S.A. de C.V.                       Mexico
Kennametal/Becker-Warkop Ltd.                            Poland
Kennametal Hertel (Singapore) Pte. Ltd.                  Singapore
Kennametal South Africa (Proprietary) Limited            South Africa
Kennametal Hardpoint (Taiwan) Inc.                       Taiwan
Kennametal Hertel Co., Ltd.                              Thailand
Circle Machine Company                                   California, United States
Kennametal Hardpoint, Inc.                               Delaware, United States
Adaptive Technologies Corp.                              Michigan, United States
JLK Direct Distribution Inc.                             Pennsylvania, United States

CONSOLIDATED SUBSIDIARIES OF KENNAMETAL HERTEL AG
Kennametal Hertel Belgium S.A.                           Belgium
Kennametal Hertel France S.A.                            France
Materiels de Precision et de Production S.A.             France
Kennametal Hertel G.m.b.H.                               Germany
Kennametal Hertel Nederland B.V.                         Netherlands
Nederlandse Hardmetaal Fabrieken B.V.                    Netherlands

CONSOLIDATED SUBSIDIARIES OF JLK DIRECT DISTRIBUTION INC.
J&L America, Inc.                                        Michigan, United States

CONSOLIDATED SUBSIDIARIES OF J&L AMERICA, INC.
Mill & Abrasive Supply, Inc.                             Michigan, United States
Strelinger Company                                       Michigan, United States

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